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                                                                   EXHIBIT 10.23

                            1996 AMENDMENT OF LEASE
                            -----------------------

     This 1996 Amendment of Lease dated as of September 3, 1996 between Stephen
C. Rice and H. Brune Levering, as Trustees of 9 Mohawk Drive Realty Trust ("Landlord") and Cable Design Technologies Inc. "CDT"), formerly known as Intercole Inc. and doing business as Mohawk Wire and Cable Corporation ("Tenant").

                              W I T N E S S E T H:

     WHEREAS, Landlord and Mohawk Wire and Cable Corporation entered into a lease dated March 24, 1986 (the "Lease") as amended by Notice of Amendment to Lease dated July 20, 1989 wherein Landlord leased to Tenant the premises in Leominster, Massachusetts consisting of 9.66 acres of land (the "Land") more particularly described in Exhibit "Legal Description" attached hereto and the
                          ---------------------------
118,440 square foot building (the "Building") located thereon (the Land and Building are collectively referred to as the "Property"); and

     WHEREAS, pursuant to that certain Amendment of Lease dated August 18, 1993 between Landlord and Tenant, and that certain Confirmatory Amendment of Lease dated as of December 1, 1993 between Landlord and Tenant, Landlord constructed two additions adding a total of 40,000 square feet to the Building (the Building with said two additions being referred to herein as the "1994 Building"); and

     WHEREAS, the parties desire to further expand the Building by Landlord's construction of a third addition comprising 42,880 square feet (the "Addition"), to add the Addition to the Property demised under the Lease, and to modify the Base Rent, Lease Term and certain other terms of the Lease;

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties agree as follows:

     1. Landlord shall commence construction of the Addition promptly upon completion of the closing of the financing for the same. Landlord anticipates that construction shall commence on or about September 15, 1996 but in no event (except by reason of force majeure) shall construction commence later than September 30, 1996.

     2. Landlord shall construct the Addition (the "Work") substantially in accordance with the plans and specifications referenced in Exhibit "Addition
                                                           -----------------
Plans and Specifications" attached hereto.  The Work contemplated by the
-------------------------
Addition Plans and Specifications shall be performed in a good and workmanlike
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manner using new materials and in compliance with all laws, ordinances and regulations (including without limitation applicable building and zoning codes). Landlord anticipates that said construction shall be completed within five months of the commencement thereof. Landlord shall use commercially reasonable best efforts to complete said construction within said five-month period.

     3. Landlord shall have the right of access to the Property to perform the construction of the Addition (including, without limitation, the right to take all material into and upon the Property that may be required to complete the
Work). Landlord may, upon reasonable advance notice, temporarily use discrete portions of the Property to the extent reasonably necessary to perform the Work or to ensure the safety of Tenant's personnel and may, from time to time, but only when reasonably necessary and not less than 24 hours prior notice to Tenant, temporarily stop the supply of certain utilities and services referenced in Section 4.03 of the Lease; provided, however, Landlord shall not unreasonably interfere with the normal conduct of Tenant's business and Tenant's use and occupancy of the Property. Tenant shall reasonably cooperate with Landlord in order to permit the Work to proceed without delays or interference. In determining the extent of the Landlord's aforementioned access to the Property and Tenant's obligation to cooperate therewith, due regard shall be given to the nature and scope of the Work and that such work is expressly contemplated by the parties hereto.

     4. Effective upon the earlier of "substantial completion" of the Addition or the use and occupance thereof by Tenant for business purposes (said earlier date being referred to herein as the "Addition Completion Date"), the Lease shall be deemed amended as follows, without the necessity of any further amendment thereof:

     A. The figure "158,440" is deleted from Section 1.04 and the figure "201,320" is substituted therefor.

     B. Section 1.05 is deleted and there is substituted therefor the following:

          "Section 1.05 LEASE TERM: The period (sometimes referred to herein as the "Original Term") commencing on March 24, 1986 and ending on the day preceding the tenth anniversary of the Addition Completion Date (as defined in the 1996 Amendment of Lease), subject to Tenant's Options to Extend as set forth in this Lease."

     C. Subparagraph (a) of Section 1.13 is deleted and there is substituted therefor the following:

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"(a) BASE RENT (being the total of (1) and (2) below:

         (1) For the space included in the 1994 Building: Forty-Four Thousand
             -------------------------------------------
     Two Hundred Thirty-One and 00/100 Dollars ($44,231.00) per month, said amount to be increased, commencing on January 1, 1999, for the balance of the Original Term in accordance with the increase in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for Urban Wage Earners and Clerical Workers (all items for the Boston, Massachusetts Statistical Area on the basis of 1987=100 (the "Index"), as provided in Section 3.02, provided, however, that in no event shall the Base Rent for the period from January 1, 1999 through the balance of the Original Term be less than Forty-Nine Thousand Five Hundred Twelve and 00/100 Dollars ($49,512.00) per month.

         (1) For the space included in the Addition:  Eleven Thousand Nine
             --------------------------------------
     Hundred Seventy and 00/100 Dollars ($11,970.00) per month, said amount to be increased, commencing on the fifth anniversary of the Addition Completion Date, for the balance of the Original Term in accordance with the increase in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for Urban Wage Earners and Clerical Workers (all items for the Boston, Massachusetts Statistical Area on the basis of 1987=100 (the "Index"), as provided in Section 3.02, provided, however, that in no event shall the Base Rent for the period from the fifth anniversary of the Addition Completion Date through the balance of the Original Term be less than Thirteen Thousand Four Hundred and 00/100 ($13,400.00) per month."

     The term "the 1994 Building" and the term "the Addition" shall have the meanings set forth in the 1996 Amendment of Lease.

     D. Section 3.02 is amended by deleting the first sentence thereof and substituting the following: "The Base Rent shall be increased at the times specified in Paragraph 1.13(a) above, in proportion to the increase in the Index

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which has occurred, (i) in the case of Base Rent for the 1994 Building, between
January 1, 1994 and the month in which the rent is to be increased, and (ii) in the case of the Base Rent for the Addition, between the month in which the Addition Completion Date shall occur and the month in which the rent is to be increased."

     E. Clause 4 on page 2A is deleted and there is substituted therefor the following:

     "Notwithstanding the foregoing, the Base Rent for the 1994 Building and the Base Rent for the Addition, as increased in accordance with this Section 3.02, shall not in any event be at a rate less than #3.75 per square foot per year."

     F. The term "substantial completion" as used herein shall mean completion of the Work to be performed by Landlord pursuant to Exhibit "Addition Plans and
                                                    ---------------------------
Specifications" and the issuance of a certificate of occupancy (or its
--------------
equivalent) for the Addition by the appropriate governmental authorities with the exception of: (a) minor punch list items (the "Punch List Items") which can be fully completed without material interference with the use of the Addition by Tenant for the Permitted Uses referred to in Section 1.06 of the Lease and Tenant's actual and intended use of the Property and the Addition, provided that the Punch List Items are completed within thirty (30) days after the Addition Completion Date, and (b) other items which, because of the season or weather or the nature of the item, are not practicable to do at the time and the absence of which do not interfere with Tenant's actual and intended use of the Property and the Addition. Landlord shall achieve substantial completion of the Addition on or before April 30, 1997, except by reason of force majeure. If Landlord fails to achieve substantial completion by such date and is not diligently prosecuting the completion of the Addition, Tenant may, upon written notice to Landlord given not later than May 10, 1997, terminate this 1996 Amendment of Lease and Tenant shall have no further obligation or liability under the 1996 Amendment of Lease nor right to occupy the Addition. Upon achieving substantial completion, Landlord shall assign to Tenant any warranties (including without limitation the roof warranty) provided to Landlord by any subcontractors performing the Work or manufacturers supplying materials to complete the Work.

     5. No trustee of 9 Mohawk Drive Realty Trust shall be personally liable hereunder, it being understood that execution

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of this document by any such Trustee is in its capacity as a Trustee of said
Trust, and not in its individual capacity.

     EXECUTED as a sealed instrument as of the date and year first above written.

                              LANDLORD:
                              --------


                              /s/ H. Brune Levering
                              -----------------------------------------------
                              H. Brune Levering, as Trustee of 9 Mohawk Drive Realty Trust, for self and Co-Trustee, but not individually


                              TENANT:
                              ------

                              CABLE DESIGN TECHNOLOGIES INC., doing business as Mohawk Wire and Cable Corporation


                              By:  /s/ Barry Gelf
                                   ------------------------------------------
                                   Its: E. V. P.
                                        -------------------------------------
                                        hereunto duly authorized

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                                    EXHIBIT
                                    -------

                               Legal Description

That certain parcel of land, together with the buildings and improvements thereon, situated in Leominster, Worcester County, Massachusetts, as shown on a plan of land entitled "Plan of Land in Leominster, Mass." dated December 8, 1979, by Hayes Engineering, Inc., Civil Engineers and Land Surveyors, recorded with Worcester Northern District Registry of Deeds in Plan Book 238, Page 16, bounded and described as follows:

     Commencing at a point at the intersection of Nashua Street and Mohawk Drive as shown on said plan, thence

South 53 degrees 15' 47" West           by Mohawk Drive as shown on said plan
                                        four hundred and eight and 32/100
                                        (408.32) feet; thence

by a curve to the right with a radius   by Scott Drive as shown on said plan
of twenty feet                          an arc distance of thirty and 56/100
                                        (30.56) feet; thence

North 39 degrees 10' 29" West           by said Scott Drive and by other land
                                        of owners unknown, as shown on said
                                        plan, seven hundred eighty seven and
                                        94/100 (787.94) feet and eighty nine
                                        and 73/100 (89.73) feet,
                                        respectively; thence

North 50 degrees 49' 31" East           by land of owners unknown four
                                        hundred and fifty and 00/100 (450.00)
                                        feet; thence

South 39 degrees 10' 29" East           by State Highway Route 2 four hundred
                                        eighty nine and 73/100 (489.73) feet;
                                        thence

South 77 degrees 40' 07" East           by said State Highway Route 2 one
                                        hundred seventy seven and 14/100
                                        (177.14) feet; thence

By a curve to the left with a radius    by Nashua Street ninety nine and
of eight hundred and fifty feet         39/100 (99.39) feet; thence

South 24 degrees 10' 19" West           by said Nashua Street sixty and
                                        88/100 (60.88) feet; thence

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South 31 degrees 48' 13" East           by said Nashua Street one hundred
                                        seventy eight and 67/100 (178.67)
                                        feet to the point of beginning.

There is appurtenant to the above described premises the right to pass and repass in common with others over said Mohawk Drive by vehicles or on foot.

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                                    EXHIBIT
                                    -------

                       Addition Plans and Specifications

A. Plans prepared by Hayes Engineering, Inc., consisting of the following sheets:

        1.  Locus Plan           Revision Date              7/12/96

        2.  Site Plan            Revision Date              7/12/96


B.   Plans prepared by BKA Associates, consisting of the following sheets:

        1.  A1         Floor Plan Schedules & Notes       8/19/96

        2.  A2         Office Floor Plan                  8/19/96

        3.  A3         Office Reflect. Ceiling Plan       8/19/96

        4.  A4         Roof Plan & Details                8/19/96

        5.  A5         Exterior Elevations                8/19/96

        6.  A6         Building Sections                  8/19/96

        7.  A7         Wall Sections                      8/19/96

        8.  A8         Wall Sections                      8/19/96

        9.  A9         Schedules & Details                8/19/96

       10.  S-1        Foundation Plan and Sections       8/08/96

       11.  S-2        Roof Framing Plan and Sections     8/08/96

       12.  S-3        General Notes and Typical Details  8/08/96


C. Construction Specifications for Mohawk Wire and Cable, 9 Mohawk Drive, Leominster, MA, dated August 19, 1996, the index of which is attached hereto.

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